UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2015

Adaptive Medias, Inc.

(Exact name of registrant as specified in its charter)

000-54074
(Commission File Number)
Nevada		26-0685980
(State or other jurisdiction of Incorporation)		(I.R.S. Employer Identification No.)

16795 Von Karman Avenue, #240

Irvine, CA 92606

(Address of principal executive offices)

949-525-4466

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 6, 2015, Norman Brodeur was removed as a director (“Director”) of Adaptive Medias, Inc. (the “Company”) for cause. Mr. Brodeur was removed as a Director for violating his fiduciary duties to the Company. Per Article III, Section 1. (F), of the Amended and Restated Bylaws of the Company, a Director cannot be removed from the Company unless at least 80% of the required voting power of the then outstanding capital stock of the Company votes to remove such Director. However, the Chairman of the Company’s Board of Directors has determined to remove Mr. Brodeur as a Director nonetheless because he considers Mr. Brodeur’s actions to be detrimental and deems his removal to be in the best interests of the Company. Mr. Brodeur has been furnished with a copy of this 8-K and will be given an opportunity to respond. Any response will be filed as an amendment hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2015	ADAPTIVE MEDIAS, INC. /s/ Omar Akram Omar Akram Chairman, President and Chief Financial Officer